UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 9, 2008
Great Wolf Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

122 West Washington Ave, Madison, Wisconsin		53703

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 608-661-4700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
(a) Agreement with Hovde Investors
On May 9, 2008, Great Wolf Resorts, Inc. (the “Company”) and certain investors related to Hovde Capital Advisors LLC (collectively, the “Hovde Investors”) entered into an agreement (the “Agreement”) terminating the pending proxy contest with respect to the election of directors at the Company’s 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”).
Pursuant to the terms of the Agreement, the Company agreed, among other things, to increase the size of the Board of Directors (the “Board”) from eight to nine directors effective prior to the 2008 Annual Meeting and to nominate each of Eric D. Hovde and Richard T. Murray III (the “Hovde Investor Nominees”) and Beth May or such other person reasonably acceptable to the Hovde Investors (the “Consensus Nominee”) as a director of the Company for terms to expire at the Company’s 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”). Among other things, the Company agreed to:
     (i) use all reasonable best efforts to cause the 2008 Annual Meeting to be held and the election of directors thereat to be conducted on the scheduled date of May 28, 2008;
     (ii) nominate each of the Hovde Investors and the Consensus Nominee to the Board for a term to expire at the Company’s 2009 Annual Meeting of Stockholders;
     (iii) solicit proxies for and vote in favor of the Hovde Investor Nominees and the Consensus Nominee at the 2008 Annual Meeting; and
     (iv) use all reasonable best efforts to ensure that each Hovde Investor Nominee and the Consensus Nominee is elected by the stockholders at the 2008 Annual Meeting.
In addition, the Agreement provides that upon election to the Board at least one Hovde Investor Nominee shall be named to at least two of the existing three committees of the Board and to any additional committees and subcommittees of the Board that may be created.
By executing the Agreement, the Hovde Investors irrevocably withdrew the nominations to the Board they had previously made and terminated the pending proxy contest. The Hovde Investors also agreed to vote their shares in favor of the Board’s slate of nominees for the 2008 Annual Meeting and against any stockholder nominations for director which are not approved and recommended by the Board.
The Agreement provides for a restricted period during which the Hovde Investors (and their affiliates) are restricted from taking certain actions with respect to election of directors of the Company (such as soliciting proxies or written consents). The restricted period, if not otherwise terminated in accordance with the terms of the Agreement, began on May 9, 2008 and ends on the date that is 30 days before the first day of the notice period for the 2009 Annual Meeting (the “Restricted Period”).
The Agreement also provides that one Hovde Investor Nominee must resign from the Board if, during the Restricted Period, the Hovde Investors and their affiliates fail to collectively beneficially own at least 60% of the number of shares of the Company they beneficially owned as of May 9, 2008. Both Hovde Investor Nominees must resign if, during the Restricted Period, the Hovde Investors and their affiliates fail to collectively beneficially own at least 40% of the number of shares of the Company they beneficially owned as of May 9, 2008.
Pursuant to the Agreement, if, during the Restricted Period, any Hovde Investor Nominee refuses to serve, or is unable to serve, as a director then the Hovde Investors will be entitled to designate another individual as a replacement with the consent of the Company, which consent shall not be unreasonably withheld.
The foregoing description of the Agreement is qualified in its entirety by the Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated into this Item 1.01(a) by reference.
The Company rents office space for its headquarters location in Madison, Wisconsin from a company that is an affiliate of Eric Hovde, one of the Hovde Investor Nominees. Mr. Hovde is a principal of Hovde Capital Advisors, LLC, a holder of more than 5% of the Company’ common stock. For 2007, the Company’s total payments for rent and related expenses for this office space were approximately $324,000.
(b) Agreement with Mr. Emery
On May 9, 2008, the Company entered into a Separation, Consulting and Non-competition Agreement with Mr. John Emery (the “Separation Agreement”) which provides for the resignation of Mr. Emory from the position of Chief Executive Officer of the Company and the resolution of all matters relating to Mr. Emery’s employment, including all obligations of the Company to Mr. Emery under the Employment Agreement, dated December 13, 2004, between the Company and Mr. Emery (the “Employment Agreement”).
The Separation Agreement provides for the payment of separation pay to Mr. Emery of $825,000 in a lump sum payment, which will be paid to him (less required tax withholdings) no later than May 16, 2008.
The Separation Agreement provides for a mutual release by Mr. Emery and the Company of any claims each might have against the other. In addition, Mr. Emery is entitled to be indemnified by the Company to the same extent and subject to the same limitations as the Company provides indemnification generally to its officers and directors and the Company agreed to maintain a policy of directors and officers liability coverage to cover Mr. Emery for acts occurring prior to May 9, 2008.
The Separation Agreement provides for the customary confidentiality provisions; a one-year non-compete agreement; and an Agreement by Mr. Emery not to disparage the Company. Further, Mr. Emery agreed to cooperate with the Company, for a period of six months following May 9, 2008, if his assistance is needed in connection with matters that arose while he was employed by the Company.
The Company and Mr. Emery agreed upon a statement regarding Mr. Emery’s resignation that shall be used by the Company in response to inquiries concerning Mr. Emery’s resignation.
The foregoing description of the Separation Agreement is qualified in its entirety by the Separation Agreement, a copy of which is filed as Exhibit 10.2 to this report and is incorporated into this Item 1.01(b) by reference.

Item 1.02	Termination of a Material Definitive Agreement.
The Employment Agreement was terminated effective May 9, 2008 by the Separation Agreement described in Item 1.01(b) above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a) Resignation of Mr. Emery as Chief Executive Officer
The information contained in Item 1.01(b) and Item 1.02 of this report is incorporated herein by reference.
(b) Appointment of Mr. Churchey as Interim Chief Executive Officer
On May 9, 2008, the Board appointed Mr. Randy Churchey interim Chief Executive Officer of the Company. Mr. Churchey, age 47, has been a director of the Company since 2004. Prior to his appointment as interim Chief Executive Officer, he served as one of the independent directors and as chair of the Audit Committee and as a member of the Compensation Committee.
Mr. Churchey served as the President and Chief Executive Officer of Golden Gate National Senior Care (the successor to Beverly Enterprises), the second largest long-term care company in the United States, from March 2006 to September 2007. Mr. Churchey is Co-chairman of the board of MCR Development, LLC, a private hotel construction and management company. Mr. Churchey served as President and Chief Operating Office of RFS Hotel Investors, Inc., a NYSE-listed hotel real estate investment trust, from 1999 to 2003. Mr. Churchey served as a director of RFS from 2000 through 2003. From 1997 to 1999, he was Senior Vice President and Chief Financial Officer of FelCor Lodging Trust, Inc., a NYSE-listed hotel real estate investment trust. For nearly 15 years prior to joining FelCor, Mr. Churchey held various positions in the audit practice of Coopers & Lybrand, LLP. Mr. Churchey holds a B.S. degree in accounting from the University of Alabama and is a Certified Public Accountant.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit 10.1 Agreement, dated as of May 9, 2008, among the Company and the parties thereto.

Exhibit 10.2 Separation, Consulting and Non-competition Agreement, entered into on May 9, 2008, between the Company and John Emery.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.
May 13, 2008	By:	/s/ J. Michael Schroeder
		Name:	J. Michael Schroeder
		Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Descriptions

10.1	Agreement, dated as of May 9, 2008, among the Company and the parties thereto.

10.2	Separation, Consulting and Non-competition Agreement, entered into on May 9, 2008, between the Company and John Emery